Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Sanford C. Bernstein Fund, Inc. and Bernstein Fund, Inc. of our reports dated November 25, 2024 relating to the financial statements and financial highlights, which appear in the Emerging Markets Portfolio’s, California Municipal Portfolio’s, Diversified Municipal Portfolio’s, New York Municipal Portfolio’s, Intermediate Duration Portfolio’s, Overlay A Portfolio’s, Tax-Aware Overlay A Portfolio’s, Overlay B Portfolio’s, and Tax-Aware Overlay B Portfolio’s (each a separate series of Sanford C. Bernstein Fund, Inc.), Small Cap Core Portfolio’s, International Small Cap Portfolio’s and International Strategic Equities Portfolio’s (each a separate series of Bernstein Fund, Inc.) Annual Reports on Form N-CSR for the year ended September 30, 2024. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm and Financial Statements”, “Statements and Reports” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
January 28, 2025